Exhibit 1.1

                                THE COMPANIES LAW
                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                      ANANGEL-AMERICAN SHIPHOLDINGS LIMITED

     (As amended by Special Resolutions of 22nd July, 1988, 26th May, 1989,
          5th February, 1990, 28th February, 1992 and 30th March, 2001)

      1. The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law 1960 shall not apply to this Company.

      2. In these Articles "the Law" means the Companies Law 1960 of the Cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Law is referred to, the reference is to that provision as modified by any Law for the time being in force. Unless the context otherwise requires, expressions defined in the Law or any amendment or other statutory modification thereof in force at the date hereof shall have the meanings so defined.

                                     SHARES

      3. (a) Authorised Capital. The authorised share capital of the Company shall consist of US$95,000,000 divided into 15,000,000 Class A Ordinary Shares having a nominal value of US$1.00 each, 15,000,000 Class B Ordinary Shares having a nominal value of US$1.00, 1,500,000 11% Cumulative Non-voting Preference Shares having a nominal value of US$10.00 each (the "11% Preference Shares") and 5,000,000 Junior Cumulative Non-Voting Preference Shares having a nominal value of US$10.00 each (the "Junior Preference Shares"), each having the rights hereinafter set forth. For the purposes of these Articles, unless otherwise indicated in these Articles, the term "Preference Shares" should be understood to include the 1,500,000 11% Preference Shares and the 5,000,000 Junior Preference Shares.

         (b) Class A Ordinary Shares. The Class A Ordinary Shares shall be ordinary shares with a nominal value of US$1.00 and the following rights:-

               (i) The holders of Class A Ordinary Shares shall be entitled to receive notice of and attend and vote at any general meeting of the Company.

               (ii) If the average closing price (the "Average Price") per American Depositary Receipt ("ADR," each of which represents one Class A Ordinary Share) as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System for the three-month period April 1 to June 30, 1994 is less than US$19.00, the Class A Ordinary Shares shall entitle the holders of record thereof on June, 1994 to a cash dividend (the "Contingent Cash Dividend") per Class A Ordinary Share equal to the difference between the Average Price and US$19.00, subject to a maximum amount of US$3.00 per Class A Ordinary Share and to the availability of distributable reserves of the Company for this purpose. Payment of the Contingent Cash Dividend shall only be
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      made after payment of all dividends accrued on the Preference Shares but ahead of the payment of any other dividends on the Company's shares.

               (iii) In addition to any Contingent Cash Dividend payable pursuant to Article 3(b)(ii) above, the Class A Ordinary Shares shall entitle the holders thereof to dividends in respect of their shares pro rata with the holders of the Class B Ordinary Shares but only after payment of all dividends to which the holders of the Preference Shares are entitled.

               (iv) The Class A Ordinary Shares shall be issued by the Directors for an issue price to be determined by the Directors from time to time.

               (v) The Company may from time to time, subject to the provisions of the Law, purchase any or all of the Class A Ordinary Shares then issued or outstanding. The Directors may determine the maximum number of shares which may be purchased at any time or during any period of time. Such shares may be purchased through any exchange on which the shares may be quoted or by private treaty at or below the prevailing market price quoted on any such exchange. Payment for such shares may be effected out of profits or capital or the proceeds of the issue of any shares for this purpose.

         (c) Class B Ordinary Shares. The Class B Ordinary Shares shall be ordinary shares with a nominal value of US$1.00 and the following rights:-

               (i) The holders of the Class B Ordinary Shares shall be entitled to receive notice of and attend and vote at any general meeting of the Company Provided however that the holders of Class B Ordinary Shares shall not be entitled to vote on the resolution to place the Company into voluntary liquidation considered at the general meeting of the Company required to be called by the Directors pursuant to Article 41.

               (ii) Save in respect of any entitlement of the holders of the Class A Ordinary Shares to a Contingent Cash Dividend pursuant to Article 3(b)(ii) above, the Class B Ordinary Shares shall entitle the holders thereof to dividends in respect of their shares pro rata with the holders of the Class A Ordinary Shares but only after payment of any such Contingent Cash Dividend and all dividends to which the holders of Preference Shares are entitled.

               (iii) The Class B Ordinary Shares shall be issued by the Directors for an issue price to be determined by the Directors from time to time.

               (iv) The Company may from time to time, subject to the provisions of the Law, purchase any or all of the Class B Ordinary Shares then issued or outstanding. The Directors may determine the maximum number of shares which may be purchased at any time or during any period of time. Such shares may be purchased through any exchange on which the shares may be quoted or by private treaty at or below the prevailing market price quoted on any such exchange. Payment for such shares may be effected out of profits or capital or the proceeds of the issue of any shares for this purpose.

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               (v) Each holder of Class B Ordinary Shares (the "Holder") shall be entitled at any time by giving 30 days prior written notice thereof to the Company to tender to the Company for conversion into Class A Ordinary Shares up to such proportion of the Holder's Class B Ordinary Shares as is equal to the proportion which the number of Class B Ordinary Shares held by the Holder bears to the total number of Class B Ordinary Shares in issue and outstanding whereupon, subject to the provisions of and the restrictions contained in the Law and PROVIDED that as a result of so doing the number of remaining Class B Ordinary Shares in issue and outstanding shall not constitute less than fifty-one per cent of the aggregate number of Class A and Class B Ordinary Shares in issue and outstanding, the Company shall be bound to allot Class A Ordinary Shares to the Holder on the basis of one Class A Ordinary Share for each Class B Ordinary Share so tendered.

         (d) 11% Cumulative Non-Voting Preference Shares. The 11% Cumulative Non-Voting Preference Shares shall be cumulative redeemable preference non-voting shares with a nominal value of US$10.00 per share and the following rights:-

               (i) The holders of 11% Cumulative Preference Shares shall be entitled to receive notice of but not to attend nor to vote at any general meeting of the Company.

               (ii) Subject to Article 38, on a return of assets on liquidation or otherwise, the assets of the Company available for distribution among the members shall be applied as follows: first, in repaying to the holders of the 11% Preference Shares the nominal amount thereof in respect of such shares together with all dividends accrued (whether declared or not) but not then paid thereon and second, in repaying to the holders of the Junior Preference Shares the nominal amount thereof in respect of such shares together with all dividends accrued (whether declared or not) but not then paid thereon, each in preference to the repayment of any sums due on the Class A Ordinary Shares and Class B Ordinary Shares to the holders of such Class A Ordinary Shares and Class B Ordinary Shares.

               (iii) The 11% Cumulative Non-Voting. Preference Shares shall entitle the holders thereof to cumulative dividends in respect of their shares at the rate of 11% per annum on the par value payable semi-annually on 1st April and 1st October of each year.

               (iv) Subject to the provisions of and the restrictions contained in the Law and subject to the proviso to Article 38, the Company shall be entitled to redeem any or all of the 11% Cumulative Non-Voting Preference Shares at any time after 1st May, 1992 upon giving to the holder or holders thereof thirty days written notice stating the date on which the redemption shall be effected and the number of shares to be redeemed Provided that in the event that the Company redeems some but not all of the 11% Cumulative Non-Voting Preference Shares, the amount available to be paid on such redeeming shares shall be applied in redeeming shares pro rata according to the number of shares held by the holders of such 11% Cumulative Non-Voting Preference Shares.

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               (v) Any 11% Cumulative Non-Voting Preference Shares not redeemed by the Company pursuant to Article 3(d)(iv) above shall be redeemed by the Company on 30th April, 1994.

               (vi) The amount payable to shareholders on any such redemption will be an amount equal to the par value of each share redeemed.

               (vii) On any redemption each holder of a share the subject of redemption shall surrender to the Company the share certificate in respect of the shares being redeemed and, in the case of redemption of part only of the shares comprised in a share certificate of the Company shall issue a balance certificate in respect of the shares not so redeemed and no payment shall be made to the shareholder under Article 3(d)(vi) hereof until such share certificate has been received by the Company.

               (viii) The 11% Cumulative Non-Voting Preference Shares shall be issued by the Directors for an issue price to be determined from time to time.

         (e) Junior Preference Shares. The Junior Preference Shares shall be cumulative redeemable preference non-voting shares with a nominal value of US$10.00 per share and shall have the following rights:

               (i) The holders of Junior Preference Shares shall be entitled to receive notice of but not to attend nor to vote at any general meeting of the Company.

               (ii) Subject to Article 38, on a return of assets on liquidation or otherwise, the assets of the Company available for distribution amount the members shall be applied as follows: first, in repaying to the holders of the 11% Preference Shares the nominal amount thereof in respect of such shares together with all dividends accrued (whether declared or not) but not then paid thereon and second, in repaying the holders of the Junior Preference Shares the nominal amount thereof in respect of such shares together with all dividends accrued (whether declared or not) but not then paid thereon, each in preference to the repayment of any sums due on the Class A Ordinary Shares and Class B Ordinary Shares to the holders of such Class A Ordinary Shares and Class B Ordinary Shares.

               (iii) Subject to the provision of and the restrictions contained in the Law and subject to the proviso to Article 38, the Company shall be entitled to redeem any or all of the Junior Preference Shares as provided by the Board of Directors of the Company for each series of Junior Preference Shares, issued and outstanding, upon giving the holder or holders thereof thirty days written notice, stating the date on which the redemption shall be effected and the number of shares to be redeemed.

               (iv) The amount payable to shareholders on any such redemption of Junior Preference Shares, will be an amount equal to the par value of each share redeemed together with all dividends accrued (whether declared or not) but not then paid thereon. Payment for such shares may be effected out of profits or capital or the proceeds of the issue of any shares for this purpose.

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               (v) On any redemption each holder of a Junior Preference Share, the subject of redemption, shall surrender to the Company the share certificate in respect of the shares being redeemed and, in the case of redemption of part only of the shares comprised in a share certificate, the Company shall issue a balance certificate in respect of the shares not so redeemed and no payment shall be made to the shareholder upon redemption until such share certificate has been received by the Company.

               (vi) Junior Preference Shares can be issued by the Board of Directors of the Company in one or more series. The Board of Directors shall determine the dividend rate, maturity date and convertibility, if any, of each series of Junior Preference Shares prior to issuance.

         (f) Distribution of Surplus Assets. Subject to Article 38, on a return of assets on liquidation or otherwise, the assets of the Company available for distribution among the Members, after repayment of the nominal amount of and payment of all dividends due on the Preference Shares pursuant to Article 3(d)(ii) and 3(e)(ii) above and payment of any Contingent Cash Dividend on the Class A Ordinary Shares which has become due and payable pursuant to Article 3(b)(ii) above, shall belong to and be distributed amongst the holders of the Class A Ordinary Shares and Class B Ordinary Shares pro rata according to the number of shares held by them.

         (g) Class Rights. The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

         (h) The Directors shall keep or cause to be kept a register of its Members and there shall be entered therein:-

                  (1) the names and addresses of the Members and a statement of the number and class of shares in the Company held by each Member;

                  (2) the date on which the name of any person was entered in the Register of Members as a Member in respect of any share in the Company; and

                  (3) the date on which any person ceased to be a Member or
            ceased to hold any shares in the Company.

      4. (a) Share Certificates - Every person whose name is entered as a Member in the Register of Members shall, without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount up thereon, provided that in respect of a share or paid shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

                                      -5-
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         (b) If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, not exceeding fifty cents and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

      5. Equitable Interests. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any share or any interest in any fractional part of a share except an absolute right to the entirety thereof in the registered holder.

      6. Directors Authority to Issue Shares. The unissued shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Law) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no share shall be issued at a discount, except in accordance with the provisions of the Law.

                                      LIEN

      7. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully paid-up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provision of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

      8. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

      9. For giving effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

      10. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

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                                 CALLS ON SHARES

      11. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares provided that no call shall be payable earlier than one month from the last call; and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

      12. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

      13. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of six per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

      14. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

      15. The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

      16. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors.

                       TRANSFER AND TRANSMISSION OF SHARES

      17. The instrument of transfer of any share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

      18. Shares shall be transferred in the following form, or in any usual or common form:

      I, A.B. of __________________________________ in consideration of the sum of $_____________ paid to me by C.D., of _______________________ (hereinafter called "the said Transferee") do hereby transfer to the said Transferee the _____ share or shares numbered _______________ in the Company called Anangel-American Shipholdings Limited, to hold the same unto the said Transferee, subject to the several conditions on which I hold the same.

                                      -7-
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      As witness our hand on the ______ day of _______________, 19__.

_______________________________________
Transferor

      19. (a) No transfer of Class B Ordinary Shares may be effected without the prior consent of the Directors but the Directors may only refuse to register any such transfer of Class B Ordinary Shares until the earlier of 31st December, 1992 or the date on which the Directors shall decide that all vessels owned by each subsidiary of the Company will no longer be registered under Greek flag and they shall only be entitled to so refuse to register any such transfer if the transferee is unable to satisfy the Directors that the transferee is a Greek national or company incorporated in and under the laws of Greece or a company incorporated elsewhere a majority of the shares of which are beneficially owned by Greek nationals or companies incorporated in and under the laws of Greece.

         (b) The Directors may decline to register any transfer of shares of any class if:-

               (i) the nominal value and any premium payable in respect thereof has not been received by the Company;

               (ii) the Company has a lien on the shares;

               (iii) the instrument of transfer accompanied by the share certificate in respect of the shares being transferred is not deposited at the registered office or such other place as the Directors shall determine.

         (c) If the Directors refuse to register a transfer of shares, they shall within two months after the date on which the transfer was received by the Company, send to the transferor or transferee notice of the refusal.

         (d) All other instruments of transfer that are recognised by the Directors shall be registered.

      20. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the share.

      21. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

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      22. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

                              FORFEITURE OF SHARES

      23. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment [MISSING TEXT] of the call or instalment as is unpaid, together which may have accrued.

      24. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

      25. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

      26. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

      27. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

      28. A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

      29. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

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                         CONVERSION OF SHARES INTO STOCK

      30. The Company may by Ordinary Resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

      31. The holders of stock may transfer the same, or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the [MISSING TEXT] of the shares from which the stock arose.

      32. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as shares, have conferred that privilege or advantage.

      33. Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" herein shall include "stock" and "stock-holder".

                              ALTERATION OF CAPITAL

      34. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

      35. [Deleted]

      36. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

      37. The Company may by Ordinary Resolution:

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 12 of the Law; and

          (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

      38. The Company may by special resolution reduce its share capital and any capital redemption reserve fund in any manner and with, and subject to, any incident authorised and

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consent required by Law PROVIDED however that, on reduction of capital, any amounts becoming available for distribution from such reduction shall be applied first in paying all accrued (whether declared or not) and unpaid dividends on the Preference Shares and then in the payment of any Contingent Cash Dividend on the Class A Ordinary Shares which has become due and payable pursuant to Article 3(b)(ii) above and the balance of such amounts shall then be divided into two amounts proportional to the number of issued Class A Ordinary Shares and Class B Ordinary Shares on the one hand and issued Preference Shares on the other hand and the portion attributable to the Preference Shares shall be applied in redeeming the Preference Shares at par pro rata amongst the holders of such shares according to the number of shares held by them and the portion attributable to the Class A Ordinary Shares and Class B Ordinary Shares shall be distributed to the holders of the Class A Ordinary Shares and Class B Ordinary Shares pro rata according to the number of shares held by them.

                               STATUTORY MEETINGS

      39. The Company shall hold at least one Directors meeting in the Cayman Islands in each calendar year.

                                GENERAL MEETINGS

      40. The Company shall hold a general meeting once in every calendar year at such time and place as may be resolved by the Company in general meeting or, in default, at such time and place as the Directors may determine or, in default, at such time in the sixth month following the financial year end of the Company, and at such place as the Directors shall appoint. In default of a general meeting being so held, a general meeting shall be held in the month next following and may be convened by any two Members in the same manner as nearly as possible as that in which meetings are to be convened by the Directors. The above mentioned general meetings shall be called ordinary general meetings; all other general meetings shall be called extraordinary general meetings.

      41. The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director may convene any extraordinary general. The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some other convenient place at such time, subject to the Company's Articles as to notice, as the persons convening the meeting fix.

      42. Subject to the provisions of Section 57 of the Law relating to Special Resolutions, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of any particular meeting, that meeting may be convened by such shorter notice and in such manner as those Members may think fit or notice may be waived entirely by waiver in writing whether received by Company before or after the meeting.

      43. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

      44. All business shall be deemed special that is transacted at an extraordinary meeting, and all that is transacted at an ordinary meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and the ordinary report of the Directors and auditors and the fixing of remuneration of auditors.

      45. (a) No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, Members present in person or by proxy representing a majority in voting interest of the issued shares of the Company entitled to vote thereat shall be a quorum.

          (b) An Ordinary Resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

      46. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

      47. The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

      48. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

      49. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

      50. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by any shareholder.

      51. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

      52. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

      53. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

      54. Unless otherwise required by the Law or these Articles, acts requiring the consent of the members in general meeting shall be approved by ordinary resolutions of the Company. Ordinary resolutions of the Company shall require the approval of a majority of those members present in person or by proxy and entitled to vote at any general meeting. Special and extraordinary resolutions of the Company shall, notwithstanding the provisions of section 57 of the Law, require the approval of a three quarters majority of those members present in person or by proxy and entitled to vote at any general meeting.

                                VOTES OF MEMBERS

      55. Each shareholder entitled to vote in accordance with the terms of the Memorandum of Association and in accordance with the provisions of these Articles of Association shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such shareholder.

      56. In the case of joint holders the vote of the senior who tenders a vote in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

      57. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may on a poll vote by proxy.

      58. No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

      59. On a poll votes may be given either personally or by proxy.

      60. The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

      61. The instrument appointing a proxy shall be deposited at the Registered Office of the Company (or such other address as may be determined by the Board of Directors as stated in the notice convening the meeting) not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote, and in default the instrument of proxy shall not be treated as valid.

      62. An instrument appointing a proxy may be in the following form or any other form approved by the Directors:

                      Anangel-American Shipholdings Limited

      "I, _________________, of ____________________________, being a Member of
Anangel-American Shipholdings Limited hereby appoint _________________________ of ______________________ as my proxy, to vote for me and on my behalf at the (ordinary or extraordinary, as the case may be) general meeting of the Company to be held on the ____ day of __________, 19_.

      Signed this ______ day of ____________________, 1990.

      63. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

             CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

      64. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

                                    DIRECTORS

      65. The number of the Directors and the names of the first Directors shall be determined in writing by a majority of the subscribers (or in the case of a sole subscriber, the sole subscriber) of the Memorandum of the Association who shall also designate an equal number of such Directors as being representatives of the Class A Ordinary Shareholders on the one hand and of the Class B Ordinary Shareholders on the other hand.

      66. The remuneration of the Directors shall from time to time be determined by the Company in general meeting.

      67. The share holding qualification for Directors may be fixed by the Company in general meetings and unless and until so fixed no share qualification shall be required.

      68. Any Director may by written notice to the Company appoint another person who is approved by the majority of the Directors to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time, by written notice to the Company, revoke the appointment of an alternate appointed by him and any appointment shall, ipso facto, be revoked if the appointor ceases for any reason to be a Director. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him but shall be deemed to represent the same class of shareholders as the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. Any appointment of an alternate Director or any revocation of such appointment shall take effect on the service of a written notice thereof at the Registered Office of the Company.

      69. The Directors may by resolution appoint one of their number to be Managing Director or President upon such terms as to duration of office remuneration and otherwise as they may think fit.

      70. The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.

                         POWERS AND DUTIES OF DIRECTORS

      71. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

      72. The Directors of the Company for the time being be and they are hereby authorised and shall have power without limitation to exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

      73. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

      74. The Directors shall cause minutes to be made in books provided for the purpose:-

          (a) of all appointments of officers made by the Directors;

          (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

          (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

                                      SEAL

      75. (a) The Directors shall provide for the safe custody of the seal and the seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors, and in the presence of a Director and of the Secretary or such other person as the Directors may appoint for the purpose; and that Director and the Secretary or other person as aforesaid shall sign every instrument to which the seal of the Company is so affixed in their presence. Notwithstanding the provisions hereof, the seal may be affixed to annual returns and notices filed under the Law without the authority of a resolution of the Board of Directors and in the presence of one Director or the Secretary.

          (b) The Company shall maintain a facsimile of its seal in such countries or places as the Directors shall appoint and such facsimile seal shall not be affixed to any instrument except by the authority of the Board of Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile seal of the Company is so affixed in their presence and such affixing of the facsimile seal and signing as aforesaid shall have the same meaning and effect as if the common seal had been affixed in the presence of and the instrument signed by a Director and the Secretary or such other person as the Directors may appoint for the purpose.

          (c) Notwithstanding the provisions hereof the seal, or any facsimile thereof as aforesaid) may be affixed to share certificates of the Company without the authority of a resolution of the Board of Directors in the presence of only one person appointed by the Directors for this purpose.

                 DISQUALIFICATION AND CHANGES OF DIRECTORS

      76. The office of Director shall be vacated if the Director:-

          (a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

          (b) is found to be or becomes of unsound mind; or

          (c) resigns his office by notice in writing to the Company.

      77. The number of Directors of the Company from time to time shall not exceed twelve (12), but there shall always be an even number of Directors. The Board of Directors from time to time may increase or reduce the number of Directors. If the office of any Director becomes vacant, by reason of death, disability or otherwise, the remaining Directors representing the class of shareholders which elected the former Director may appoint by a majority vote any qualified person to fill such vacancy who shall hold office until the next annual general meeting of shareholders.

      78. The Class A Ordinary Shareholders and the Class B Ordinary Shareholders shall each be entitled to appoint and designate an equal number of Directors as representatives of their respective classes of shares.

      79. The Class A Ordinary Shareholders and the Class B Ordinary Shareholders shall also be entitled to remove any Director or Directors representing their respective classes.

      80. Each such appointment, designation and removal (other than the first appointment and designation of Directors pursuant to Article 65) shall be determined by ordinary resolution of the holders of the relevant class of shares at a class meeting held in accordance with Article 3(f).

                            PROCEEDINGS OF DIRECTORS

      81. The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director may, and the Secretary on the requisition of a Director shall, at any time, summon a meeting of Directors. Five days notice in writing shall be given to each Director and alternate Director of Directors' meetings which notice shall set forth the general nature of the business to be considered PROVIDED that notice may be waived by all the Directors (or their alternates) either at, before or after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex or telefax.

      82. The quorum necessary for the transaction of the business of the Directors shall be at least one Director representing the Class A Ordinary Shareholders and at least one Director representing the Class B Ordinary Shareholders. For the purposes of this Article an alternate appointed by a Director shall be treated as representing the same class of shareholders as the Director appointing him and shall accordingly be counted in a quorum at a meeting at which the Director appointing him is not present.

      83. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

      84. No person shall be disqualified by his office from contracting and/or dealing with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be avoided nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or of the fiduciary relation thereby established but the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is determined, if his interest then exists, or in any other case, at the first meeting of the Directors after the acquisition of his interest, and after such declaration of interest he shall be entitled to vote as a Director or officer in respect of any contract or arrangement in which he is so interested as aforesaid.

      85. Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer Providing that nothing herein contained shall authorise a Director or officer or his firm to act as auditor of the Company.

      86. A Director may appoint any person to act as his proxy at meetings of the Directors. Such appointment must be made in writing under the hand of the appointor, and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be chairman if the appointor would, if present, be entitled to preside, and notice of every such appointment or revocation must be given to the Company, and the appointee need not be a Director or Member of the Company, but he must furnish the Company with his address.

      87. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

      88. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

      89. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

      90. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote.

      91. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

      92. When the Directors (being in number at least a quorum) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been a technical defect in the proceedings. A resolution signed by all such Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. The Directors may also meet by telephone conference call where all the Directors are capable of speaking to and hearing the other Directors.

                              DIVIDENDS AND RESERVE

      93. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

      94. The Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company.

      95. No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividends in accordance with the Law.

      96. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares but if and so long as nothing is paid-up on any of the shares in the Company, dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this article as paid on the share.

      97. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

      98. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

      99. Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders as the case may be may direct.

      100. No dividend shall bear interest against the Company.

                                    ACCOUNTS

      101. The Directors shall cause proper books of account to be kept in accordance with the Law. The financial year end of the Company shall be 30th June unless and until otherwise determined by the Directors.

      102. The books of account shall be kept at the registered office or at such other place as the Directors think fit, and shall be open to inspection by the Directors and members at all times during reasonable business hours.

      103. The Directors shall within 120 days after the close of the financial year of the Company cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and reports of the Directors and auditors. A copy of the Directors' and auditors' reports accompanied by printed copies of the balance sheet, profit and loss account and other documents deemed appropriate by the Directors shall, not less than seven days before the ordinary general meeting, be delivered or sent by post to the registered address of every member of the Company. Provided that this Article shall not require copies of such documents to be sent to any person whom by virtue of these Articles the Company is not required to send the same nor to any person of whose address the Company is not aware, nor to more than one of the joint holders of any Shares.

      104. Auditors shall be appointed and their remuneration fixed by the Company in general meeting.

                                     NOTICES

      105. A notice may be given by the Company to any Member either personally or by sending it by post, to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice and to have been effected, in the case of a notice of a meeting, at the expiration of 72 hours after the letter containing the same is posted and in any other case at the time at which the letter would be delivered in the ordinary course of post.

      106. If a Member has no registered address and has not supplied to the Company an address for the giving of notice to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

      107. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the Register of Members in respect of the share.

      108. A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

      109. Notice of every general meeting shall be given in some manner hereinbefore authorised to:

           (a) every Member entitled to vote except any such Members who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

           (b) every person entitled to share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of general meetings.

                                    INDEMNITY

      110. Every Director, officer or official of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred by him or about the execution and discharge of the duties of the office. Without prejudice to the generality of the foregoing, every such Director, officer or official of the Company shall be entitled to be indemnified as aforesaid against all legal and other costs and expenses incurred in defending any legal action brought against such Director, officer or official arising out of the execution and discharge of the duties of his office whether such legal action is successful or not unless such legal action arose out of the fraud or gross negligence of such Director, officer or official. Costs and expenses incurred in defending such legal actions shall be paid by the Company as they are incurred and not only upon the final disposition of the legal action.

                                 CAPITALISATION

      111. The Directors shall have full power and authority on behalf of the Company to capitalise any sum standing to the credit or any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any dividend declared or payable pursuant to Articles 93 and 94 respectively or any other sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full owner to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned. The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. Notwithstanding the foregoing, whenever the Directors shall determine to capitalise any dividend declared or payable pursuant to Articles 93 or 94 respectively, they shall be obliged to offer to the Members the option either of receiving a cash sum in respect of their proportionate share of such dividend or of receiving the aforesaid proportion of shares credited as fully paid. The provisions of Article 35 shall not apply to any shares allotted to Members pursuant to any capitalisation carried out under this Article."

-------------------------------------------------------------------------------

                                                             DESCRIPTION OF
      NAME OF SUBSCRIBER                ADDRESS                SUBSCRIBER
-------------------------------------------------------------------------------

           (signed)                   P.O. Box 190         Attorney-at-Law
     Bruce S.D. Putterill             Grand Cayman
                                     Cayman Islands
-------------------------------------------------------------------------------

      DATED the 14th day of April, One Thousand Nine Hundred and Eighty-seven.



WITNESS TO THE ABOVE SIGNATURE:-

          (signed) A. Cowan
---------------------------------------